                                                                   EXHIBIT 10.45

                                                                  Execution Copy

                               Dated 27 July 2004

                         ASIA NETCOM CORPORATON LIMITED
                                  (as Assignor)

                                  in favour of

             INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED
                              (as Security Trustee)

                   ------------------------------------------

                               SECURITY ASSIGNMENT
                                in respect of the
                         Deed of Right of First Refusal

                   ------------------------------------------

                                 RICHARDS BUTLER
                                    HONG KONG

                                                           [Security Assignment]

                                TABLE OF CONTENTS

CLAUSE NO.                                        CLAUSE HEADING                                            PAGE NO.
----------                                        --------------                                            --------
1.           DEFINITIONS AND CONSTRUCTION.................................................................      1

2.           ASSIGNMENT...................................................................................      3

3.           CONTINUING AND INDEPENDENT SECURITY..........................................................      4

4.           REPRESENTATIONS AND WARRANTIES...............................................................      6

5.           TAXES AND OTHER DEDUCTIONS...................................................................      9

6.           COSTS, CHARGES AND EXPENSES..................................................................     10

7.           UNDERTAKINGS.................................................................................     11

8.           ENFORCEMENT..................................................................................     12

9.           APPLICATION OF PROCEEDS......................................................................     13

10.          INDEMNITY....................................................................................     13

11.          SUSPENSE ACCOUNT.............................................................................     14

12.          SET OFF......................................................................................     14

13.          POWER OF ATTORNEY............................................................................     14

14.          FURTHER ASSURANCE............................................................................     15

15.          NOTICES......................................................................................     15

16.          WAIVERS, AMENDMENTS AND CONSENTS,  REMEDIES, SEVERABILITY, ASSIGNMENT AND COUNTERPARTS.......     16

17.          GOVERNING LAW AND JURISDICTION...............................................................     17

SCHEDULE 1 - PART I: FORM OF NOTICE OF ASSIGNMENT.........................................................     20

SCHEDULE 2 - PART 2: FORM OF ACKNOWLEDGEMENT OF ASSIGNMENT................................................     20

SIGNATURE PAGE............................................................................................     22

                                                           [Security Assignment]

THIS DEED OF SECURITY ASSIGNMENT is made on 27 July 2004

BETWEEN:-

(1) ASIA NETCOM CORPORATION LIMITED, a company incorporated under the laws of Bermuda whose registered office is situate at Clarendon House, 2 Church Street, Hamilton, HM11 Bermuda (the "ASSIGNOR"); and

(2) INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED, a company incorporated under the laws of Hong Kong acting through its head office at ICBC Asia Building, 122-126 Queen's Road Central, Hong Kong acting on its own behalf and as facility agent and trustee for and on behalf of the Finance Parties (the "SECURITY TRUSTEE").

WHEREAS:

(A) By a facility agreement signed on 2nd December, 2003 (but held undated in escrow) as released from escrow and amended and restated by the Supplemental Amendment and Restatement Deed (the "FACILITY AGREEMENT"), entered into by (1) the Assignor, as borrower; (2) the banks and financial institutions named therein as lenders (the "LENDERS"); (3) Industrial and Commercial Bank of China (Asia) Limited as arranger; and (4) the Security Trustee as facility agent, the Finance Parties have agreed, upon and subject to the terms of the Facility Agreement, to make available to the Assignor a term loan facility of up to US$150,000,000 (the "FACILITY") for the purposes more particularly specified therein.

(B) The Security Trustee is acting as facility agent for the Finance Parties pursuant to the Facility Agreement and as security trustee for the Finance Parties pursuant to this Deed and the other Finance Documents.

(C) It is a condition precedent to the availability of the Facility under the Facility Agreement that the Assignor shall have executed and delivered this Deed to the Security Trustee assigning its rights, title and interest in and to the Assigned Agreement (as defined below) by way of security.

NOW THIS DEED WITNESSES  as follows:-

1.    DEFINITIONS AND CONSTRUCTION

1.1   TERMS DEFINED

      In this Deed, unless the context otherwise requires, terms used shall have the meanings defined in the Facility Agreement and:-

      "ASSIGNED AGREEMENT" means the Deed of Right of First Refusal.

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                                                           [Security Assignment]

      "COLLATERAL" means all of the right, title, interest and benefit, present and future, of the Assignor in and to the Assigned Agreement including, without limitation:-

      (i) the right to receive any and all moneys due or to become due to the Assignor under or pursuant to the Assigned Agreement upon the occurrence of an Event of Default;

      (ii) all claims in respect of any breach of the Assigned Agreement (including any claims for liquidated damages);

      (iii) the right (but not the obligation) of the Assignor to perform and to compel performance of the Assigned Agreement;

      (iv) any right of the Assignor to rescind or otherwise terminate the Assigned Agreement; and

      (v) any right of the Assignor to give and receive notices, requests and consents, to exercise discretion and to exercise all options and elections under the Assigned Agreement.

      "DEED OF RIGHT OF FIRST REFUSAL" means the deed of right of first refusal entered or to be entered into between China Netcom Corporation (Hong Kong) Limited and the Assignor.

      "RECEIVER" means any receiver, manager, receiver and manager or other similar officer appointed by the Security Trustee in respect of the Security Interest hereby granted.

      "SECURED OBLIGATIONS" means any and all moneys, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money, and including, without limitation, any obligation or liability to pay damages) which are or may become due, owing or incurred by the Assignor or any other Security Party which is a member of the CNC HK Group to any Finance Parties or any of them under or pursuant to the Finance Documents and/or all other obligations hereby secured.

1.2   TRUST

      All rights, benefits, interests, powers and discretions granted to or conferred on the Security Trustee pursuant to this Deed shall be held by the Security Trustee on trust for the benefit of itself as Security Trustee and each Finance Party from time to time. The Security Trustee may do all acts within its powers to administer and manage the trust constituted by this Clause including any full or partial release and/or re-assignment by deed of the rights, benefits and interests conferred by Clause 2.1 or the release of all or any part of the Collateral from this Deed. The trust constituted by this Clause shall come into existence on the date of this Deed and shall last for so long as any of the Secured Obligations remain outstanding provided that for the purposes of the rule against perpetuities, the perpetuity period applicable to the trust constituted under this Clause and any dispositions made or to be made pursuant to this Deed and this trust, is hereby specified as a period of eighty (80) years less one (1) day from the date of this

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                                                           [Security Assignment]

      Deed.

1.3   CLAUSE HEADINGS

      Clause headings and the table of contents are for ease of reference only and shall be ignored in the interpretation of this Deed.

1.4   CONSTRUCTION

      In this Deed, unless the context otherwise requires:-

      (a) Clause 1.3 of the Facility Agreement shall be deemed incorporated in this Deed mutatis mutandis as if set out separately in this Deed; and

      (b) references to the "ASSIGNOR", the "SECURITY TRUSTEE" or any "FINANCE PARTY" include, where the context permits, include their respective successors and transferees and permitted assigns in accordance with their respective interests.

2.    ASSIGNMENT

2.1   ASSIGNMENT

      In consideration of the Lenders agreeing to make the Facility available to the Assignor upon the terms and conditions of the Facility Agreement and as a continuing security for the due and punctual performance and discharge of the Secured Obligations, the Assignor, as beneficial owner, hereby assigns absolutely by way of security all of its rights, title and interest in and to the Collateral to the Security Trustee.

2.2   NOTICE OF ASSIGNMENT

      The Assignor shall forthwith upon execution of this Deed deliver a notice of assignment, in the form set out in Part I of the Schedule, to each of the other parties to the Assigned Agreement and shall request that each such other party to the Assigned Agreement executes and delivers to the Security Trustee an acknowledgement of assignment in the form set out in
      Part II of the Schedule.

2.3   PERFORMANCE AND INDEMNITY

      Notwithstanding the foregoing, the Assignor shall remain liable to perform all the obligations to be performed by it in respect of the Assigned Agreement and shall discharge fully its obligations thereunder as they become due and neither the Security Trustee nor any of the Finance Parties shall have any obligation of any kind whatsoever thereunder or be under any liabilities whatsoever in the event of any failure to perform their obligations thereunder and the Assignor hereby indemnifies and agrees to keep indemnified the Security Trustee, the other Finance Parties and each of them from and against any such liability.

2.4   RELEASE AND TRANSFER

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                                                           [Security Assignment]

      (a) The Security Trustee shall, at the request and cost of the Assignor and in such form as the Security Trustee shall reasonably approve, release and transfer to the Assignor, the Collateral then the subject of the Security Interest constituted by this Deed upon the full performance and discharge of the Secured Obligations to the satisfaction of the Security Trustee and the Finance Parties.

      (b) Notwithstanding any discharge, release or settlement from time to time between the Security Trustee and/or any other Finance Party and the Assignor, if any security, disposition or payment granted or made to the Security Trustee and/or any other Finance Party in respect of the Secured Obligations by the Assignor or any other person is avoided or set aside or ordered to be surrendered, paid away, refunded or reduced by virtue of any provision, law or enactment relating to bankruptcy, insolvency, liquidation, winding-up, composition or arrangement for the time being in force or for any other reason, the Finance Parties shall be entitled thereafter to enforce this Deed as if no such discharge, release or settlement had occurred.

2.5   REGISTRATION

      The Assignor hereby authorises the Security Trustee forthwith upon execution of this Deed to procure the delivery to the Companies Registry in Hong Kong or other competent authority in the place of incorporation of the Assignor of the particulars of this Deed.

3.    CONTINUING AND INDEPENDENT SECURITY

3.1   CONTINUING SECURITY

      This Deed and the security hereby created shall remain in full force and effect by way of a continuing security notwithstanding the insolvency or liquidation or any incapacity or change in the constitution or status of the Assignor or any other person and in particular but without limitation shall not be, nor be considered as, satisfied by any intermediate discharge or payment on account of any liabilities or any settlement of accounts between the Assignor and the Security Trustee and/or any Finance Party.

3.2   ADDITIONAL SECURITY

      This Deed and the security hereby created shall be in addition to and not in substitution for or derogation of any other Security Interest, guarantee or other security (whether given by the Assignor or otherwise) now or from time to time hereafter held by the Security Trustee and/or any Finance Party in respect of or in connection with the Secured Obligations.

3.3   UNRESTRICTED ENFORCEMENT

      The Security Trustee need not before exercising any of the rights, powers or remedies conferred upon it by this Deed or by law (i) take action or obtain judgment against the

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                                                           [Security Assignment]

      Assignor, or any other person in any court, (ii) make or file any claim or prove in a winding-up or liquidation of the Assignor or of any other person or (iii) enforce or seek to enforce the recovery of the monies and liabilities hereby secured by any other security or other rights all of which the Assignor hereby waive and may be enforced for any balance due after resorting to any one or more other means of obtaining payments or discharge of the monies, obligations and liabilities hereby secured.

3.4   NO DISCHARGE

      The liabilities and obligations of the Assignor under this Deed and the security constituted by this Deed shall remain in force notwithstanding any act, omission, event or circumstance whatsoever until full, proper and valid payment and discharge of the Secured Obligations and without limiting the foregoing, neither the liabilities of the Assignor under this Deed nor the validity or enforceability of this Deed shall be prejudiced, affected or discharged by:-

      (a) the granting of any time or indulgence to the Assignor or any other person in respect of the Secured Obligations;

      (b) any variation or modification of the Facility Agreement, any of the other Finance Documents or any other documents referred to therein or related thereto;

      (c) the invalidity or unenforceability of any obligation or liability of any party under the Facility Agreement, any of the other Finance Documents or any other documents referred to therein or related thereto;

      (d) any invalidity or irregularity in the execution of the Facility Agreement, any of the other Finance Documents or any other documents referred to therein or relating thereto;

      (e) any lack of capacity or deficiency in the powers of the Assignor or any other person to enter into or perform any of its respective obligations under the Facility Agreement or any of the other Finance Documents to which it is party or any other documents referred to therein or related thereto or any irregularity in the exercise thereof or any lack of authority by any person purporting to act on behalf of the Assignor or such other person;

      (f) the insolvency, bankruptcy or liquidation or any incapacity, disability or limitation or any change in the constitution or status of the Assignor or any other person;

      (g) any other Finance Document, Security Interest, guarantee or other security or right or remedy being or becoming held by or available to the Security Trustee, any Finance Party or by any other person or by any of the same being or becoming wholly or partly void, voidable or unenforceable or impaired or by the Security Trustee or any Finance Party at any time releasing, refraining from enforcing, varying or in any other way dealing with any of the same or any power, right or remedy the Security Trustee and/or any Finance Party may now or hereafter have from or against the Borrower, any Assignor or any other

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                                                           [Security Assignment]

            person;

      (h) any waiver, exercise, omission to exercise, compromise, renewal or release of any rights against the Assignor or any other person or any compromise, arrangement or settlement with any of the same; or

      (i) any act, omission, event or circumstance which would or may but for this provision operate to prejudice, affect or discharge this Deed or the liability of the Assignor hereunder.

3.5   NO SUBROGATION

      (a) The Assignor shall not exercise any right of subrogation, contribution or any other rights of a surety or enforce any security or other right or claim against the Assignor or any other person (whether in respect of its liability under this Deed or otherwise) who has guaranteed or given any security in respect of the Secured Obligations or claim in the insolvency or liquidation of the Assignor or any such other person in competition with the Security Trustee and/or the Finance Parties.

      (b) If the Assignor receives any payment or benefit in breach of this Clause 3.5, it shall hold the same upon trust for the Security Trustee as a continuing security for the Secured Obligations.

4.    REPRESENTATIONS AND WARRANTIES

4.1   REPRESENTATIONS AND WARRANTIES

      The Assignor hereby represents and warrants to the Security Trustee for the benefit of the Finance Parties that:-

      (a) STATUS: the Assignor is a company duly incorporated and validly existing under the laws of Bermuda and has full power, authority and legal right to own its property and assets and to carry on its business as such business is now being conducted;

      (b) POWER AND AUTHORITY: the Assignor has all legal power and authority to enter into this Deed and perform its obligations under this Deed and all actions (including any corporate action) required to authorise the execution and delivery of this Deed and the performance of its obligations under this Deed have been duly taken;

      (c) LEGAL VALIDITY: this Deed constitutes or, when so executed and delivered, will constitute legal, valid and binding obligations of the Assignor enforceable in accordance with its terms;

      (d) NON-CONFLICT WITH LAWS: the entry into and performance of this Deed and the transactions contemplated by this Deed do not and will not conflict with or result in (i) a breach of any law, judgment or regulation or any official or judicial order,

                                     - 6 -
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                                                           [Security Assignment]

            or (ii) a breach of the constitutional documents of the Assignor, or
            (iii) a material breach of any agreement or document to which the Assignor is a party or which is binding upon it or any of its assets or revenues with a monetary value greater than US$500,000, nor cause any limitation placed on it or the powers of its directors to be exceeded or result in the creation or imposition of any Security Interest on any part of the Collateral pursuant to the provisions of any such agreement or document;

      (e) NO CONSENTS: other than the Consents and any registration of this Deed by the Security Trustee pursuant to Clause 2.5, no consent, authorisation, licence or approval of, or registration with or declaration to, any governmental or public bodies or authorities or courts in Hong Kong or in any relevant jurisdiction is required for or in connection with the execution, delivery, validity, enforceability and admissibility in evidence in proceeding of this Deed, or the performance by, the Assignor of any of its obligations under this Deed;

      (f) NO REGISTRATION: it is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of this Deed that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court or other authority or that any stamp, registration or similar tax or charge be paid on or in relation to this Deed and this Deed is in proper form for its enforcement in the courts of Hong Kong and all jurisdictions the subject of any legal opinion referred to in paragraph 4 of Schedule 3 of the Facility Agreement;

      (g) LITIGATION: except as disclosed in a letter of even date from the Borrower to the Security Trustee, no litigation, arbitration or administrative proceeding is currently taking place or pending or, to the knowledge of the officers of the Assignor, threatened against the Assignor or any of its assets which could, in the reasonable opinion of the Security Trustee, materially and adversely affect its business, assets or financial condition or its ability to perform its obligations under this Deed;

      (h) WINDING UP: it has not taken any corporate action or no other step has been taken or legal proceedings have been commenced or threatened against it for its winding-up, dissolution, administration or reorganisation or for the appointment of a receiver, administrator, trustee or similar officer of it or all or any of its assets or revenues, except as permitted by clause 17.1(g) (Winding-up) of the Facility Agreement;

      (i) TAXES ON PAYMENTS: all payments to be made by the Assignor under this Deed may be made by the Assignor free and clear of, and without deduction for, Taxes and no deductions or withholdings are required to be made therefrom save as specified in any legal opinion referred to in paragraphs 2, 3 and 4 of Schedule 3 to the Facility Agreement; and no Taxes are imposed on or by virtue of the execution or delivery by the Assignor of this Deed or any document to be executed or delivered under this Deed;

      (j) TAX LIABILITIES: the Assignor has complied with all Taxation laws in all material

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                                                           [Security Assignment]

            respects in all jurisdictions in which it is subject to Taxation and has paid all Taxes due and payable by it; no material claims are being asserted against it with respect to Taxes;

      (k)   NO DEFAULT:

            (i)   no Default has occurred and is continuing:

            (ii) it is not, or with the giving of notice or lapse of time or satisfaction of any other condition or any combination thereof, would not be in material breach of or in default under any agreement relating to Financial Indebtedness to which it is a party or by which it may be bound;

      (l) COMPLIANCE, WITH CONSENTS AND LICENSES: every consent, authorisation, licence or approval required for the time being by it in connection with the conduct of its business and the ownership, use, exploitation or occupation of its property and assets has been applied for and not refused or has been obtained and is in full force and effect and there has been no material default in the observance of the conditions and restrictions (if any) imposed on, or in connection with, any of the same which may have a material adverse effect on its ability to perform its obligations under this Deed and, to the knowledge of its officers, no circumstances have arisen whereby any remedial action is likely to be required to be taken by it, or at its expense under or pursuant to any law or regulation applicable to its business, property or assets;

      (m) NO FINANCIAL INDEBTEDNESS: it does not have any Financial Indebtedness other than as permitted by Clause 16.17 of the Facility Agreement;

      (n) NO IMMUNITY: the Assignor is generally subject to civil and commercial law and to legal proceedings and neither the Assignor nor any of its assets or revenues is entitled to any immunity or privilege (sovereign or otherwise) from any set-off, judgment, execution, attachment or other legal process;

      (o) SOLE AND BENEFICIAL OWNER: the Assignor is or will be the sole, absolute and beneficial owner of the Collateral;

      (p) LEGAL AND BINDING OBLIGATIONS: the obligations of the parties to the Assigned Agreement are legal, valid and binding and enforceable in accordance with its terms;

      (q) SECURITY INTEREST: no Security Interest exists in any of its rights, title, interests or benefits in the Collateral (other than as created by this Deed); and

      (r) THIRD PARTY RIGHT: it has not granted in favour of any other person any interest in or any option or other rights in respect of any of the Collateral.

4.2   CONTINUING REPRESENTATION AND WARRANTY

      The Assignor also represents and warrants to and undertakes with the Security Trustee

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                                                           [Security Assignment]

      that the foregoing representations and warranties in Clause 4.1 (a) to (n) inclusive are deemed to be made by the Assignors on each Drawdown Date and on each Interest Payment Date with reference to the facts and circumstances then existing and that the foregoing representations in Clause 4.1(o) and (p) will be true and accurate throughout the continuance of this Deed with reference to the facts and circumstances from time to time.

5.    TAXES AND OTHER DEDUCTIONS

5.1   TAX GROSS-UP

      (a) All sums payable by the Assignor under this Deed shall be paid in full without any restriction or condition and free and clear of any Tax or other deductions or withholdings of any nature.

      (b) If at any time the Assignor or any other person is required in any jurisdiction to make any deduction or withholding in respect of Taxes or otherwise from any payment due under this Deed for the account of the Security Trustee or any Finance Party (or if the Security Trustee is required to make any such deduction or withholding from a payment to other Finance Parties), the sum due from the Assignor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Security Trustee and each Finance Party receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made.

      (c) The Assignor's obligations under Clause 5.1(a) and (b) shall not apply in respect of any Tax on Overall Net Income levied on the Security Trustee or any other Finance Party.

      (d) All Taxes required by law to be deducted or withheld by the Assignor from any amounts paid or payable under this Deed shall be paid by the Assignor when due (except for such amounts being disputed by the Assignor in good faith) to the relevant tax authority.

5.2   TAX INDEMNITY

      The Assignor shall indemnify the Security Trustee and each other Finance Party against any losses or costs incurred by any of them by reason of:

      (a) any failure of the Assignor or any other person to make any such deduction or withholding referred to in Clause 5.1; or

      (b) any increased payment referred to in Clause 5.1 not being made on the due date for such payment; or

      (c) any Taxes which are being disputed by the Assignor and remaining unpaid;

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                                                           [Security Assignment]

            and

      (d) any liability suffered (directly or indirectly) for or on account of Tax by that Finance Party in respect of any payment received or receivable or deemed to be received or receivable under this Deed.

5.3   EVIDENCE OF PROOF

      The Assignor shall promptly deliver to the Security Trustee any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid. Any certificate or determination of the Security Trustee showing in reasonable details the calculations made by the Security Trustee as to any amount for the purposes of this Clause 5 shall, in the absence of manifest error, be conclusive and binding on the Assignor.

5.4   TAX CREDIT

      If the Assignor makes a Tax payment and the Security Trustee determines that:-

      (a) a Tax Credit is attributable either to an increased payment of which that Tax payment forms part, or to that Tax payment; and

      (b)   it has obtained, utilised and retained that Tax Credit,

      the Security Trustee shall, promptly after obtaining the benefit of that Tax Credit, pay an amount to the Assignor which will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Assignor.

6.    COSTS, CHARGES AND EXPENSES

6.1 The Assignor shall from time to time forthwith on demand pay to or reimburse the Finance Parties and the Receiver (on the basis of a full indemnity) the amount of:

      (a) all costs, charges and expenses properly incurred by the Finance Parties or the Receiver in connection with the investigation of title to or any survey, inspection or valuation of the Collateral under or in connection with this Deed following an Event of Default, and the negotiation, preparation, registration, perfecting, amendment, modification or administration of this Deed (or any of the charges therein contained) or any other document relating thereto;

      (b) all costs, charges and expenses properly incurred by the Finance Parties or the Receiver in connection with the exercise, or the attempted exercise, by or on behalf of the Security Trustee or any other Finance Party or the Receiver of any of the powers of the Security Trustee or any other Finance Party or the Receiver, or any other action taken by or on behalf of the Security Trustee or any other Finance Party with a view to or in connection with the recovery by

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                                                           [Security Assignment]

            the Security Trustee or any other Finance Party of the Secured Obligations from the Assignor or any other person;

      (c) all costs, charges and expenses properly incurred by the Finance Parties or the Receiver in connection with the carrying out of any other act or matter which the Security Trustee or any Finance Party or the Receiver may reasonably consider to be necessary or required for the preservation of the Collateral; and

      (d) all costs, charges and expenses (including legal and other fees on a full indemnity basis) properly incurred by the Security Trustee or any other Finance Party or Receiver in exercising any of its rights or powers hereunder or in suing for or seeking to recover any sums due hereunder or otherwise preserving or enforcing its rights hereunder or in defending any claims brought against it in respect of this Deed or in releasing or re-assigning this Deed upon payment of all moneys hereby secured, and until payment of the same in full, all such costs, charges and expenses shall be guaranteed by this Deed.

6.2   STAMP DUTY

      The Assignor shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Security Trustee or any Finance Party) imposed on or in connection with this Deed and shall indemnify each of the Security Trustee and the other Finance Parties against any liability arising by reason of any delay or omission by the Assignor to pay such duties or taxes.

7.    UNDERTAKINGS

      The Assignor hereby undertakes and agrees with the Security Trustee for the benefit of the Finance Parties throughout the continuance of this Deed and so long as the Secured Obligations or any part thereof remains owing that, unless the Security Trustee otherwise agrees in writing, it will:-

      (a)   perform all its obligations under the Assigned Agreement;

      (b) notify the Security Trustee of any breach by any party to the Assigned Agreement;

      (c) give to the Security Trustee upon receipt copies of all notices, requests and other documents sent or received with respect to the Assigned Agreement;

      (d) give to the Security Trustee such information regarding the Collateral as the Security Trustee shall reasonably require;

      (e) do or permit to be done every act or thing which the Security Trustee may require to be done for the purpose of enforcing the rights of the Security Trustee hereunder and will allow its name to be used as and when required for that

                                                           [Security Assignment]

            purpose;

      (f) not amend or agree to amend the Assigned Agreement or waive any of its rights thereunder without the prior written consent of the Security Trustee (such consent not to be unreasonably withheld);

      (g) not create or attempt or agree to create or permit to exist any Security Interest over all or any part of the Collateral or any interest therein or otherwise assign, deal with or dispose of all or any part of the Collateral (except under or pursuant to this Deed);

      (h) not sell or agree to sell, transfer or assign, any part of the Collateral;

      (i) not grant in favour of any other person any interest in or any option or other rights in respect of any of the Collateral; and

      (j) not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value of the Security Trustee's security hereunder.

8.    ENFORCEMENT

8.1   EVENTS OF DEFAULT

      The security created by this Deed shall become enforceable immediately upon the occurrence of an Event of Default which is continuing. For the purposes of this Clause, each of the following events and circumstances shall be an Event of Default:-

      (a)   any Event of Default as that term is defined in the Facility
            Agreement;

      (b) if the Assignor purports or attempts to create any Security Interest (except under or as permitted by this Deed) over all or any part of the Collateral or any third party asserts a claim in respect thereof.

8.2   ENFORCEMENT OF SECURITY

      Upon this Assignment becoming enforceable, the Security Trustee may, at any time or times thereafter and without further notice or restriction, except as required in accordance with any applicable laws, be entitled to exercise and enforce any or all rights of the Assignor in respect of the Collateral in or towards the payment or discharge of the Secured Obligations in accordance with Clause 9, for this purpose, the Security Trustee may, at the expense of the Assignor, convert all or any part of such monies into other currencies. The above provisions apply notwithstanding any other terms upon which such monies may have been deposited or that any such monies may have been deposited for a fixed period or be subject to a period of notice and that the fixed period or period of notice may not have expired or that notice or sufficient notice may not have been given.

                                                           [Security Assignment]

8.3   AMENDMENT

      Any amendment or waiver of any provision of this Deed and any waiver of any default under this Deed shall only be effective if made in writing and signed by the Security Trustee.

8.4   EVIDENCE OF DEBT

      Any statement of account signed as correct by the Security Trustee showing any amount due under the Facility Agreement or under any other Finance Document or under this Deed shall, in the absence of manifest error, be conclusive evidence of the amount so due.

9.    APPLICATION OF PROCEEDS

      All monies received by the Security Trustee or the Receiver hereunder shall be applied in or towards satisfaction of the Secured Obligations (subject to the prior discharge of all liabilities having priority thereto by law) in the following order of priority:-

      (a) in payment or satisfaction of all costs, charges, expenses and liabilities properly incurred and payments made by or on behalf of the Security Trustee or the Receiver in connection with the exercise of any powers hereunder and in preserving or attempting to preserve this security or the Collateral and of all outgoings in respect of the Collateral paid by the Security Trustee or the Receiver pursuant to this Deed;

      (b) in payment to the Receiver of all remuneration as may be agreed between it and the Security Trustee to be paid to him at, or at any time after, its appointment;

      (c) in or towards reduction of the remaining Secured Obligations in such manner as is provided in the Facility Agreement; and

      (d)   the surplus (if any) to the Assignor.

10.   INDEMNITY

10.1  GENERAL INDEMNITY

      The Assignor hereby undertakes with the Security Trustee to indemnify and keep indemnified the Finance Parties and each of them (each an "INDEMNITEE") from and against all costs, charges and expenses which the Security Trustee or such Finance Party shall properly incur in connection with the exercise of any powers conferred by this Deed or the perfection, preservation or enforcement of the security created by this Deed (unless and to the extent that any of the foregoing results directly from the fraud, gross negligence or wilful misconduct of that indemnitee).

10.2  CURRENCY INDEMNITY

                                                           [Security Assignment]

      (a) If an amount due to the Security Trustee or any Finance Party from the Assignor under this Deed (a "SUM"), or any order, judgment or award given or made in relation to a sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

            (i)   making or filing a claim or proof against the Assignor;

            (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

            the Assignor shall, as an independent obligation to the Security Trustee or such Finance Party, indemnify the Security Trustee or such Finance Party to whom that sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that sum from the first currency into the second currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that sum.

      (b) The Assignor waives any right it may have in any jurisdiction to pay any amount under the Facility Agreement and/or any other Finance Document in a currency or currency unit other than that in which it is expressed to be payable.

10.3  PAYMENT AND SECURITY

      The Security Trustee or any other Finance Parties may retain and pay out of any money in the hands of the Security Trustee or such Finance Party all sums necessary to effect the indemnity contained in this Clause and all sums payable by any Assignor under this Clause shall form part of the monies hereby secured.

11.   SUSPENSE ACCOUNT

      The Security Trustee may, notwithstanding Clause 9 (Application of Proceeds), place and keep any monies received under this Deed, before or after the insolvency of the Assignor, to the credit of a suspense account in order to preserve the rights of the Security Trustee or the Finance Parties to sue or prove for the whole amount in respect of claims against the Assignor or any other person.

12.   SET OFF

      (a) Without prejudice to any right of set-off, combination of accounts, lien or other rights which the Security Trustee or any Receiver is at any time entitled whether by operation of law or contract or otherwise, the Security Trustee and the Receiver may (but shall not be obliged to) set off against any obligation of the Assignor due and payable by it hereunder without prior notice any moneys held

                                                           [Security Assignment]

            by the Security Trustee or such Receiver for the account of the Assignor at any office of the Security Trustee or such Receiver anywhere and in any currency. The Security Trustee or such Receiver may effect such currency exchanges as are appropriate to implement such set off.

      (b) If the obligations are in different currencies, the Security Trustee or any Receiver may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

13.   POWER OF ATTORNEY

13.1  POWER OF ATTORNEY

      The Assignor irrevocably appoints the Security Trustee, the Receiver and any persons deriving title under it by way of security jointly and severally to be its attorney (with full power of substitution) and in its name or otherwise on its behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which may be required or which the Security Trustee or the Receiver shall think proper or reasonably expedient for carrying out any obligations imposed on the Assignor hereunder or for exercising, following the security constituted by this Deed becoming enforceable, any of the powers conferred by this Deed or for giving to the Security Trustee the full benefit of this security and so that this appointment shall operate to authorise the Security Trustee and the Receiver to do on behalf of the Assignor anything it can lawfully do by an attorney. The Assignor ratifies and confirms and agrees to ratify and confirm any deed, instrument, act or thing which such attorney or substitute may execute or do in exercising its powers conferred by this Clause.

13.2  DELEGATION

      The Security Trustee and/or the Receiver may delegate to any person all or any of the rights or powers conferred on it by this Deed or by law Any such delegation may be made upon such terms and conditions (including power to sub-delegate) as the Security Trustee or the Receiver thinks fit.

14.   FURTHER ASSURANCE

      The Assignor agrees that at any time and from time to time upon the written request of the Security Trustee it will promptly and duly execute and deliver any and all such further instruments and documents as the Security Trustee may reasonably require for the purpose of obtaining the full benefit of this Deed and of the rights and powers herein granted.

15.   NOTICES

15.1  NOTICES

                                                           [Security Assignment]

      Any notice or communication under or in connection with this Deed shall be in writing and shall be delivered personally or by prepaid letter (airmail if available) or facsimile transmission to the addresses or facsimile numbers set out below or at such other address as the recipient may have notified to the other parties in writing. Proof of posting or despatch of any notice or communication to any party hereto shall be deemed to be proof of receipt:-

      (a) in the case of a letter, on the fifth Business Day after posting if airmail or second Business Day if local mail;

      (b) in the case of a facsimile transmission, on the Business Day immediately following the date of despatch with confirmed facsimile report.

      All communications or other correspondence between the Assignor and any of the Finance Parties in connection with this Deed shall be made through the Security Trustee.

15.2  ADDRESSES

      Notices or communications shall be sent to the following addresses:-

      To the Assignor:-

      Name                  Asia Netcom Corporation Limited
      Address               46/F Cheung Kong Center
                            2 Queen's Road Central
                            Hong Kong

      Fax                   (852) 2121 2929
      Attention             Gregory Freiberg/Wenlong Sun

      With a copy to:       Asia Netcom Singapore Pte Limited
                            2 Shenton Way #11-01
                            SGX Centre 1
                            Singapore 068804

      Fax                   (65) 6233 6390
      Attention             Oliver Ao

      To the Security Trustee:-

      Name                  Industrial and Commercial Bank of China
                            (Asia) Limited
      Address               10/F, ICBC Asia Building
                            122-126 Queen's Road Central
                            Hong Kong

      Fax                   (852) 2851 9361
      Attention             Ms. Esther Cheng/ Ms. Amy Wong

                                                           [Security Assignment]

15.3  LANGUAGE

      Each notice or document referred to in this Deed or to be delivered under this Deed shall be in the English language.

16. WAIVERS, AMENDMENTS AND CONSENTS, REMEDIES, SEVERABILITY, ASSIGNMENT AND COUNTERPARTS

16.1  WAIVERS

      No failure or delay on the part of the Security Trustee or Finance Party to exercise any power, right or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise by the Security Trustee or any Finance Party of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

16.2  AMENDMENTS AND CONSENTS

      (a) Any amendment of any provision of this Deed shall only be effective if made in accordance with provisions with this Deed and if all parties hereto so agree in writing and any waiver of any breach or default under this Deed shall only be effective if the Security Trustee acting on the instructions of the Lenders or the Majority Lenders (as the case may be), agrees in writing. Any consent by the Security Trustee under this Deed must be made in writing.

      (b) Any such waiver or consent may be given subject to any conditions thought fit by the Security Trustee acting on the instructions of the Lenders or the Majority Lenders, as the case may be, and shall be effective only in the instance and for the purpose for which it is given.

16.3  REMEDIES

      The remedies provided in this Deed are cumulative and are not exclusive of any remedies provided by law.

16.4  SEVERABILITY

      If any provision of this Deed is prohibited or unenforceable in any jurisdiction such prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction.

16.5  ASSIGNMENT

      The Security Trustee may assign its rights under this Deed in accordance with the provisions of the Facility Agreement. The Assignor shall not assign any of its rights hereunder without the prior written consent of the Security Trustee.

                                                           [Security Assignment]

16.6  COUNTERPARTS

      This Deed may be executed in any number of counterparts including by facsimile and all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Deed by signing any such counterpart.

16.7 It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

17.   GOVERNING LAW AND JURISDICTION

17.1  GOVERNING LAW

      This Deed is governed by the laws of Hong Kong.

17.2  SUBMISSION TO JURISDICTION

      For the benefit of the Security Trustee and each Finance Party, the Assignor irrevocably agrees that the courts of Hong Kong are to have jurisdiction to settle any disputes which may arise out of or in connection with this Deed and that, accordingly, any legal action or proceedings arising out of or in connection with this Deed ("PROCEEDINGS") may be brought in those courts and the Assignor irrevocably submits to the jurisdiction of those courts.

17.3  OTHER JURISDICTIONS

      Nothing in this Clause 17 (Governing Law and Jurisdiction) shall limit the right of the Security Trustee or any Finance Party to take Proceedings against the Assignor in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the Security Trustee or any Finance Party from taking Proceedings in any other jurisdiction, whether concurrently or not.

17.4  WAIVER OF INCONVENIENT FORUM

      The Assignor irrevocably waives any objection which it may at any time have to the laying of the venue of any Proceedings in any court referred to in this Clause 17 (Governing Law and Jurisdiction) and any claim that any such Proceedings have been brought in an inconvenient forum.

17.5  PROCESS AGENT

      The Assignor hereby irrevocably appoints Asia Netcom Asia Pacific Commercial Limited of 46th Floor, Cheung Kong Centre, 2 Queen's Road Central, Hong Kong to receive, for it and on its behalf, service of process in any Proceedings in Hong Kong. Such service shall be deemed completed on delivery to the process agent whether or not it is forwarded to and received by the Assignor). If for any reason the process agent ceases to be able to act as such or no longer has an address in Hong Kong, the Assignor irrevocably agrees to appoint a substitute process agent acceptable to the

                                                           [Security Assignment]

      Security Trustee, and to deliver to the Security Trustee a copy of the new process agent's acceptance of that appointment, within 30 days.

17.6  SERVICE

      The Assignor irrevocably consents to any process in any Proceeding anywhere being served by mailing a copy by post in accordance with Clause 15 (Notices). Nothing shall affect the right to serve any process in any other manner permitted by law.

17.7  WAIVER OF IMMUNITIES

      To the extent that the Assignor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, the Assignor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Deed.

IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered by the Assignor as its deed on the day and year first above written.

                                                           [Security Assignment]

                                    SCHEDULE

                                     PART I

                          FORM OF NOTICE OF ASSIGNMENT

To:       China Netcom Corporation (Hong Kong) Limited

Copy  to: Industrial and Commercial Bank of China (Asia) Limited

                                                                      Date: 2004

Dear Sirs,

We refer to the Deed of Right of First Refusal dated [_____________________] and made between us (the "DEED").

We hereby give you notice that by a deed of security assignment dated as of the date of this Notice (a copy of which is attached), we have assigned to the Industrial and Commercial Bank of China (Asia) Limited (the "SECURITY TRUSTEE") all our rights, title, interest and benefits in and to the Deed and all benefits and proceeds thereof.

Following an event of default as notified by the Security Trustee, we hereby irrevocably instruct you that all payments which you may be required to make under the Deed shall be made directly to the Security Trustee or its order.

However, in all other respects you shall continue to deal with us in respect of the Deed until you receive written notice to the contrary from the Security Trustee.

These instructions shall not be altered or revoked by us without the prior written consent of the Security Trustee.

This letter is governed by the laws of Hong Kong.

Please acknowledge this Notice by signing and returning the enclosed acknowledgement to the Security Trustee with a copy to ourselves.

Yours faithfully,

--------------------------------------
ASIA NETCOM CORPORATION LIMITED
(Authorised Signatory)

                                                           [Security Assignment]

                                    SCHEDULE

                                     PART II

                      FORM OF ACKNOWLEDGEMENT OF ASSIGNMENT

To:      Industrial and Commercial Bank of China (Asia) Limited

Copy to: Asia Netcom Corporation Limited

We acknowledge receipt from Asia Netcom Corporation Limited (the "ASSIGNOR") of a notice dated [__________________] (the "NOTICE") of a security assignment upon the terms of the Deed of Security Assignment dated [_________________] of all the Assignor's rights, title, interest and benefit in and to the Deed. We confirm that we:-

(a)   have received no other notice in respect of the Deed;

(b) are not aware of any default by any party in the performance of its obligations under the Deed; and

(c)   will comply with the terms of the said Notice.

This letter shall be governed by the laws of Hong Kong.

Dated _________________________

-----------------------------
for and on behalf of
CHINA NETCOM CORPORATION (HONG KONG) LIMITED

                                                           [Security Assignment]

                                 SIGNATURE PAGE

ASSIGNOR

SIGNED, SEALED AND DELIVERED                )
as a Deed by its duly authorised attorney   )
                                            ) /s/ Tung Hsiao-Chi
for and on behalf of                        )
ASIA NETCOM CORPORATION LIMITED             )
in the presence of:-                        )

/s/ Corina Delicia Hoon
    Corina Delicia Hoon
    Solicitor
    RICHARDS BUTLER
    20/F Alexandra House
    Hong Kong SAR



SECURITY TRUSTEE

SIGNED by                                   )
Wang Yan, Wilson Wan                        ) /s/ Wang Yan       /s/ Wilson Wan
for and on behalf of                        )
INDUSTRIAL AND COMMERCIAL BANK              )
OF CHINA (ASIA) LIMITED                     )